EXHIBIT 3.2

RHYTHM HOLDING COMPANY, LLC

FIRST AMENDMENT

TO

OPERATING AGREEMENT

This FIRST AMENDMENT TO OPERATING AGREEMENT (this “Amendment”) is entered into as of July 16, 2013, by and among the undersigned members of Rhythm Holding Company, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Operating Agreement (as defined below).

RECITALS

WHEREAS, the Company and its Members entered into that certain Operating Agreement, dated as of March 21, 2013 (the “Operating Agreement”);

WHEREAS, pursuant to Section 16.2 of the Operating Agreement, the Operating Agreement may be amended, supplemented, or modified upon the written consent of the Majority Preferred Members and the Majority Members; and

WHEREAS, the Company and the undersigned Members, constituting the Majority Preferred Members and the Majority Members, desire to amend the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENT TO OPERATING AGREEMENT

1.1                               SECTION 1.1.  Section 1.1 of the Operating Agreement is hereby amended to replace the definition of the term Exempted Securities with the following definition:

“Exempted Securities” shall mean (i) the following Units and (ii) Units deemed issued pursuant to the following Options and/or Convertible Securities: (1) Antidilution Units issued pursuant to Section 4.9(a) hereof; (2) Common Units issued upon automatic conversion of  Preferred Units pursuant to Section 4.11 hereof; (3) Units the issuance of which is subject to adjustment pursuant to Section 4.10 hereof; (4) Units, Options or Convertible Securities issued by reason of a Qualified Initial Public Offering; (5) Units, Options or Convertible Securities issued as a dividend or distribution on outstanding Preferred Units; (6) Common Units or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Managers, including a majority of the Preferred Managers (including without limitation, up to an aggregate of 20,309,000 Compensatory Units issued pursuant to Section 4.3); and (7) Units or Convertible Securities actually issued upon the exercise of Options or Units or Convertible Securities actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security and that the Units or Convertible Securities so actually issued have previously been treated as deemed to be issued pursuant to Section 4.9(d) hereof.

1.3                               EXHIBIT A.  Exhibit A to the Operating Agreement is hereby to read in its entirety as set forth in Schedule I attached hereto.

1.4                               EXHIBIT B.  Exhibit B to the Operating Agreement is hereby amended to read in its entirety as set forth in Schedule II attached hereto.

1.5                               EXHIBIT C.  Exhibit C to the Operating Agreement is hereby amended to read as set forth in Schedule III attached hereto.

SECTION 2.  ADDITIONAL PROVISIONS

2.1                               ENTIRE AGREEMENT AND MODIFICATION.  The Operating Agreement, together with this Amendment, constitutes the entire agreement among the parties with respect to the subject matter thereof and hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.  Except as modified by this Amendment, all of the provisions of the Operating Agreement are hereby ratified, confirmed, and affirmed in all respects, and shall continue in full force and effect.  The Operating Agreement and this Amendment shall be read together, and any reference to the term “Agreement” in the Operating Agreement shall mean the Operating Agreement as amended by this Amendment.

2.2                               COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

2.3                               HEADINGS.  The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4                               SEVERABILITY.  Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMPANY:

RHYTHM HOLDING COMPANY, LLC

By:	/s/ Bart Henderson
Name:	Bart Henderson
Title:	President

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES A MEMBERS:

MPM BIOVENTURES V, L.P.
By: MPM BIOVENTURES V GP LLC, its General Partner
By: MPM BIOVENTURES V LLC, its Managing Member

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC
By: MPM BIOVENTURES V LLC, its Manager

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES A MEMBERS:

New Enterprise Associates 13, L.P.
By: NEA Partners 13, L.P., its general partner
By: NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA Ventures 2009, Limited Partnership

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice President

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES A MEMBERS:

Third Rock Ventures, L.P.
By: Third Rock Ventures GP, L.P., its general partner
By: TRV GP, LLC, its general partner

By:	/s/ Louis A. Tartaglia
Name:	Louis A. Tartaglia
Title:	Partner

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES B MEMBERS:

MPM BIOVENTURES V, L.P.
By: MPM BIOVENTURES V GP LLC, its General Partner
By: MPM BIOVENTURES V LLC, its Managing Member

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC
By: MPM BIOVENTURES V LLC, its Manager

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES B MEMBERS:

New Enterprise Associates 13, L.P.
By: NEA Partners 13, L.P., its general partner
By: NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES B MEMBERS:

Third Rock Ventures, L.P.
By: Third Rock Ventures GP, L.P., its general partner
By: TRV GP, LLC, its general partner

By:	/s/ Louis A. Tartaglia
Name:	Louis A. Tartaglia
Title:	Partner

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES B MEMBERS:

PFIZER INC.

By:	/s/ Barbara Dalton
Name:	Barbara Dalton
Title:	Vice President, Venture Capital, Worldwide Business Development

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

SERIES B MEMBERS:

SUTREPA SAS

By:	/s/ Olivier Jochem
Name:	Olivier Jochem
Title:	Chairman

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMMON MEMBERS:

MPM BIOVENTURES V, L.P.
By: MPM BIOVENTURES V GP LLC, its General Partner
By: MPM BIOVENTURES V LLC, its Managing Member

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC
By: MPM BIOVENTURES V LLC, its Manager

By:	/s/ Vaughn Kailian
Name:	Vaughn Kailian
Title:	Member

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMMON MEMBERS:

New Enterprise Associates 13, L.P.
By: NEA Partners 13, L.P., its general partner
By: NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMMON MEMBERS:

Third Rock Ventures, L.P.
By: Third Rock Ventures GP, L.P., its general partner
By: TRV GP, LLC, its general partner

By:	/s/ Louis A. Tartaglia
Name:	Louis A. Tartaglia
Title:	Partner

[Signature Page to First Amendment to Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMMON MEMBERS:

SUTREPA SAS

By:	/s/ Olivier Jochem
Name:	Olivier Jochem
Title:	Chairman

[Signature Page to First Amendment to the Operating Agreement]

The parties hereto have caused this AMENDMENT TO OPERATING AGREEMENT to be executed and delivered as of the date first above written.

COMMON MEMBERS:

/s/ Bart Henderson
Bart Henderson

/s/ Keith Gottesdiener
Keith Gottesdiener

[Signature Page to First Amendment to the Operating Agreement]

Schedule I

EXHIBIT A

Initial Series A Members

Name and Address	Number of Series A Preferred Units being Issued	Capital Contribution
MPM BioVentures V, L.P. c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	19,572,961	$11,604,377
MPM Asset Management Investors BV5 LLC c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	760,373	$472,431
New Enterprise Associates 13, L.P. c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	20,293,333	$11,999,458
NEA Ventures 2009, Limited Partnership c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	40,000	$24,853
Third Rock Ventures, L.P. 29 Newbury Street Boston, MA 02116	20,333,333	$11,855,543

Schedule II

EXHIBIT B

Initial Series B Members

Name and Address	Number of Series B Preferred Units Being Issued	Capital Contribution
MPM BioVentures V, L.P. c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	8,811,042	$4,658,906.00
MPM Asset Management Investors BV5 LLC c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	342,292	$180,990.00
New Enterprise Associates 13, L.P. c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	29,533,333	$15,185,801.00
Third Rock Ventures, L.P. 29 Newbury Street Boston, MA 02116	29,533,333	$15,185,801.00
Pfizer Inc. 235 East 42nd Street New York, NY 10017 Attn: Elaine V. Jones, Ph.D.	16,000,000	$8,071,014.00
Sutrepa SAS 65, quai Georges Gorse, 92100 Boulogne Billancourt Represented by Mr. Olivier Jochem, President	780,000	$405,215.00

Schedule III

EXHIBIT C

Initial Common Members

Name and Address	Capital Contribution

MPM BioVentures V, L.P. c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	$0
MPM Asset Management Investors BV5 LLC c/o MPM Capital LLC 200 Clarendon Street, 54th floor Boston, MA 02116	$0
New Enterprise Associates 13, L.P. c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	$0
Third Rock Ventures, L.P. 29 Newbury Street Boston, MA 02116	$0
Sutrepa SAS 65, quai Georges Gorse, 92100 Boulogne Billancourt Represented by Mr. Olivier Jochem, President	$0
Michael Culler 17 Ledgestone Drive Hopkinton, MA 01748	$0
Bart Henderson 48 Prentiss Lane Belmont, MA 02478	$0
Lee Kaplan 30 Bancroft Road Wellesley, MA 02481	$0
Elizabeth Stoner 215 East Dudley Ave Westfield, NJ 07090	$0
Cathy Folster 30 Parker Avenue Tewksbury, MA01876	$0
Haley Laken 38 Lawrence Street Pepperell, MA 01463	$0

Hillori Connors 156 Salem Road Topsfield, MA 01983	$0
Keith Gottesdiener 900 5th Avenue, Apt. 8C New York, NY 10021	$0
Lex Van der Ploeg 101 Hammond Street Newton, MA 02467	$0
Heather Halem 24 Hyder Street Westborough, MA 01581	$0
Rakesh Datta 147 Brook Street, #1 Brookline, MA 02445	$0
William Chin 25 Gray Street Cambridge, MA 02138	$0
John Amatruda 15 West 81st Street, Suite 15J New York, NY 10024	$0